United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

February 7, 2020

Date of Report

Q2EARTH, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	000-55148	20-1602779
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 Royal Palm Way, #100

Palm beach, FL 33480

(Address of Principal Executive Offices)

(561) 693-1423

(Registrant’s Telephone Number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchanged on Which Registered
Common Stock	QPWR	OTCQB

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) The Company held a Special Meeting of Stockholders (the “Special Meeting”) on Friday, February 7, 2020, in Fort Lauderdale, Florida.

(b) The final results of voting for each matter submitted to a vote of stockholders at the Special Meeting are as follows:

Proposal 1: Amendment to Certificate of Incorporation; Approval of Increase in Authorized Shares

The proposal to amend the Company’s Certificate of Incorporation (the “Charter”) to increase the authorized number of our shares of Common Stock from 100,000,000 to 300,000,000 shares was approved. The final voting results are set forth below:

For	Against	Abstentions
30,938,676	4,172,313	0

Proposal 2: Amendment to Certificate of Incorporation; Reverse Stock Split

The proposal to amend the Company’s Charter to effect a reverse stock split of the outstanding shares of the Company’s Common Stock by a ratio of not less than 1:2 shares and not more than 1:25 shares, with the exact ratio to be set at a whole number within this range by the Board of Directors of the Company in its sole discretion, was approved. The final voting results are set forth below:

For	Against	Abstentions
32,034,165	3,072,686	4,138

Proposal 3: Adoption of Equity Incentive Plan

The proposal to adopt the Amended Omnibus Equity Incentive Plan was approved. The final voting results are set forth below:

For	Against	Abstentions
23,594,768	2,333,068	455,735

Proposal 4: Adjournment of the Special Meeting

The proposal to approve one or more adjournments to the Special Meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting cast in favor of the proposals or to constitute a quorum was approved. The results of the voting were as follows:

For	Against	Abstentions
30,722,355	4,081,287	307,347

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Q2EARTH INC.

Date:	February 7, 2020	By:	/s/ Kevin Bolin
Kevin Bolin Chief Executive Officer